EXHIBIT 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Torchlight Energy Resources, Inc. of our report dated April 15, 2015, relating to our audits of the financial statements, appearing in the Annual Report on Form 10-K of Torchlight Energy Resources, Inc. for the years ended December 31, 2014 and 2013.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Calvetti Ferguson
Calvetti Ferguson
Houston, Texas
December 9, 2015